ASSIGNMENT
                             OF
               PURCHASE AND SALE AGREEMENT AND
       FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

      THIS ASSIGNMENT made and entered into this 23rd day of October 2003, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 6th day of August, 2003, Assignor entered into a Purchase and Sale Agreement and as further amended by the First Amendment to Purchase and Sale Agreement dated the 2nd day of September 2003 ("the
Agreement") for that certain property located at 8379 Thompson Road, Cicero, NY 13030 (the "Property") with Route 31 & Thompson Road Development, LLC as the Seller and Eckerd Corporation, as the Lessee; and

      WHEREAS, Assignor desires to assign an undivided fifty
(50%) percent of its rights, title and interest in, to and under the Agreement to the Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which, is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")



By:/s/ Robert P Johnson
       Robert P. Johnson, its President




AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XX, INC.



By: /s/ Robert P Johnson
        Robert P. Johnson, its President






                 PURCHASE AND SALE AGREEMENT


      This Purchase and Sale Agreement (this "Agreement") is entered into as of this 6th day of August, 2003, between ROUTE 31 & THOMPSON ROAD DEVELOPMENT, LLC, a New York limited liability company ("Seller"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer"). The date on which the last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

      In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

      Section 1. Sale and Purchase. Seller shall sell, convey, and assign to Buyer, and Buyer shall purchase, assume and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

           (a)   the tract or parcel of land having a street
address  of  8379  Thompson  Road,  Cicero,  NY,  and   more
particularly   described  in  Exhibit  A  attached   hereto,
together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent
strips   and   gores  of  real  estate  (the  "Land");   all
improvements located on the Land, including that certain one-story building which consists of approximately 13,824 square feet (the "Improvements"); and all rights, titles, and interests appurtenant to the Land and Improvements;

          (b) all of Seller's interest in and rights and obligations under the Lease dated April 28, 2003, by and between Seller and Eckerd Corporation (the "Tenant"), providing for the use and occupancy of the Improvements and Land (the "Lease"); and all rents prepaid for any period subsequent to the Closing Date (defined below); and

          (c) to the extent assignable by Seller and not previously assigned to Tenant as required under the Lease, all of the following, if any, relating solely to the Land and the Improvements;(1) warranties, guaranties, indemnities, and claims(all subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer
with  respect  to  the   Property),  (2)  plans,   drawings,
specifications,  surveys, engineering   reports,  and  other
technical   information,   and  (3)  other  property  (real,
personal, or any other)relating to the leasing, maintenance, service, or operation of the Land, Improvements, or the Lease (such assignment to be subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property).



The above-listed items are herein collectively called the "Property". All of the Property shall be sold, conveyed, and assigned to Buyer at Closing (defined below) free and clear of all liens except for the lien of real property taxes not yet due and payable, and subject to the Permitted Encumbrances (defined below).

      Section  2.     Purchase and Sale.  Seller  agrees  to
sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

      Section 3. Purchase Price. The Purchase Price ("Purchase Price") for the Property shall be $3,100,000, (computed based upon a 8.15% capitalization of the current annual rent) to be paid in cash or cash equivalent as set forth in Section 9.

      Section 4. Earnest Money. Within two (2) business days after the Effective Date, Buyer shall deliver to the party designated by Seller at the address to be supplied by Seller, at Ticor Title Insurance Company, Syracuse, NY ("Title Company") a check or wire transfer in the amount of $200,000.00, which the Title Company shall immediately deposit for collection in an interest bearing account or accounts bearing interest at not less than the daily passbook rate. Interest shall accrue on the sum of $75,000 of such Earnest Money at the greater of (i) the daily passbook rate on depository accounts at the financial institution used by the Title Company or (ii) the rate of interest actually accruing on such amount. Interest on the balance of the Earnest Money for the period between the end of the Inspection Period and Closing shall be deemed to accrue at the rate of 2.78% per annum. If, for any reason this Agreement is terminated prior to the expiration of the Inspection Period, then the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer. If this Purchase and Sale Agreement is not so terminated, and the transaction contemplated hereby proceeds to Closing, the Earnest Money shall be paid to Seller at Closing and Buyer shall receive a credit against the purchase price payable hereunder in the amount of the Earnest Money plus interest accrued or deemed to have accrued thereon at the rates set forth above. As used in this Agreement, the term "Earnest
Money" shall mean the amount deposited by Buyer, together with all interest accrued thereon or deemed to have accrued thereon, as provided above.

      Section  5.      Delivery  of Information  by  Seller.
Within five (5) days of the Effective Date, Seller shall deliver or cause to be delivered to Buyer the following:

          (a)  A title insurance commitment issued by the Title
               Company naming Buyer as the proposed insured and insuring Buyer in the amount of the Purchase
               Price (the "Title Commitment");

          (b)  Copies of all documents referred to in the Title
               Commitment (the "Title Commitment Documents");

          (c)  A copy of Seller's existing Phase I Environmental
               Report and copies of any other environmental reports on the Property in Seller's possession;

          (d)  A copy of Seller's existing ALTA/ACSM  Land  and
               Improvements survey;

          (e) A copy of the executed Lease and any amendments thereto;

          (f)  Soil boring logs;

          (g) If in Seller's possession, zoning information concerning the current zoning of the Property;

          (h)  Site plans and building plans and specifications;

          (i) Names, addresses and phone numbers of utility companies servicing the Property;

          (j)  Copy of real estate tax statement;

          (k) Two years of annual financial statements for the Tenant.

     Buyer shall have an Inspection Period of 21 days from receipt of the foregoing to review and approve the foregoing or terminate this Agreement in accordance with the terms of subparagraph 6(b) below in AEI's sole discretion.

     Seller, at its own expense, shall provide Buyer with the following, which Buyer shall have 15 days from the receipt of the last of the following to review (the "Review Period"); provided, however, Buyer shall use its best efforts to complete its review of such items in a timely manner to expedite the transaction toward closing, and shall waive (in Buyer's sole but reasonable discretion) the requirement of an entire 15 day review period as to a de minimis number of the following items that may not be available until several days prior to closing:

          (l)  A  copy  of  any  items  to  be  specifically
               assigned  to Buyer under paragraph       1(c)
               and the proposed assignment thereof;

          (m) A current ALTA As-Built Survey certified to Buyer and Title Company (AEI's review thereof shall be confined to matters not theretofore reflected on the Title Commitment of Seller or Seller's existing survey as provided to Buyer);

          (n)  Proposed general warranty deed;

          (o)  Balance Sheet of Seller;

          (p)  An  original  Reliance  Letter  certified  to
               Buyer from the engineer who prepared the Seller's Phase I Environmental Report;

          (q) Certificate of Occupancy, and Certificate of Completion from a project architect or general contractor certifying that as of the date thereof and to their best knowledge, the Improvements have been completed in accordance with the plans and specifications for the Property and substantially comply with all applicable rules and regulations of governmental authorities having jurisdiction over the Property and the objective standards of the Americans with Disabilities Act;

          (r) Certificate of Insurance evidencing Tenant's compliance with the Lease requirements;

          (s) A project cost statement, signed by Seller, itemizing in percentages totaling 100%, the following costs: land acquisition, soft costs, building construction, and site work;

          (t) Copies of all warranties, and assignments thereof, issued to or required to be provided to Tenant as designated in the Lease.


The documents described in this Section are herein collectively called the "Documents," and the information contained in the Documents is herein collectively called the "Information." Seller further agrees to deliver to Buyer any information that shall come to Seller's attention prior to the Closing that shall materially, adversely impact the Documents, the Information, the Property, or the Tenant. Buyer shall have a right to terminate this Agreement based upon such materially adverse information and shall receive the return of its Earnest Money together with any interest thereon if this Agreement is so terminated on such basis.

     Section 6.     Right of Inspection

          (a) Buyer may conduct a site inspection of the Property during the Inspection Period (defined above) and Buyer may elect to not purchase the Property and terminate this Agreement in accordance with the terms of Paragraph (b) below if, in its sole discretion, it is not satisfied with the results of such inspection. In conducting its inspection Buyer shall not unreasonably interfere with the business and operations of Tenant or construction activities of Seller. Further, Buyer shall indemnify, defend and hold Seller harmless from any and all costs, damages, and liabilities whatsoever, including reasonable attorney's fees, arising out of Buyer's inspection of the Property and the Information, which obligation shall expressly survive any termination of this Agreement. Except as may be required by law or by legal proceedings, Buyer shall keep all Information furnished to it by Seller or obtained by Buyer strictly confidential; provided, however, that the same may be disclosed to Buyer's lenders, accountants and attorneys to the extent necessary to consummate this transaction and to the extent such recipients agree to maintain such confidentiality. Buyer's obligations under this Section shall survive the termination of this Agreement for any reason.

          (b) If for any reason Buyer determines that it shall not proceed with this transaction, then Buyer may terminate this Agreement, by delivering to Seller a written notice of termination at any time during the period ending at 5:00 p.m., Minneapolis, Minnesota time, on the last day of the Inspection Period. If Buyer does not so terminate this Agreement, Buyer shall have waived its right to terminate this Agreement.

      Section 7. Title. Buyer may, at any time during the Inspection Period, object in writing to any liens, encumbrances, and other matters reflected by the Title
Commitment.   All  such matters to which  Buyer  so  objects
shall be "Non-Permitted Encumbrances"; if no such objection notice is given during the Inspection Period, all matters reflected by the Title Commitment shall be "Permitted Encumbrances." Seller may, but shall not be obligated to,
cure,    remove   or   insure   around   all   Non-Permitted
Encumbrances.   In addition, Seller shall  be  obligated  to
remove or insure around by Closing all mortgages, deeds of trust, judgment liens, mechanic's and materialmen's liens, and other monetary liens against the Property (other than
the   liens  for  taxes  and  assessments  which   are   not
delinquent), whether or not Buyer objects thereto during the
Inspection  Period.   If  Seller does  not  cause  all  Non-
Permitted Encumbrances to be removed, cured or insured around, then Buyer may either (a) terminate this Agreement in accordance with Section 11(b) by delivering notice to Seller within five (5) days after the end of the Inspection Period, or (b) purchase the Property subject to the Non-Permitted Encumbrances (other than monetary liens that Seller is obligated to remove or insure around), and the Non-Permitted Encumbrances (other than liens that Seller is obligated  to  remove or insure around) shall thereafter  be
deemed   Permitted  Encumbrances.   The  Lease   is   hereby
designated as a Permitted Encumbrance.

      Section  8.      Seller's Representations, Warranties,
and Covenants. Seller hereby represents and warrants to, and covenants with, Buyer that:

     (a) Except for this Agreement and the Lease and those matters disclosed in the materials delivered to Buyer pursuant to Section 5 hereof, it is not aware of any other agreements or leases with respect to the Property, including none of the following that will survive the Closing such as maintenance, service, or utility contracts (the "Property Agreements");

     (b) It does not have any actions or proceedings pending, which would materially affect the Property or Tenant , except matters fully covered by insurance;

     (c) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     (d) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive for one (1) year from the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure for one (1) year to Buyer's benefit and its successors and assigns;

     (e) The Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

     (f) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

      (g) The Property is presently not in violation of applicable environmental law, and contains no hazardous materials except for the presence on the Property of such materials as may be held by Tenant in customary amounts for resale or maintenance of the Property;

      (h) Seller has not received from any governmental authority written notice of any violation of law, rule, regulation, permit, certificate, or approval or license, which has not heretofore been cured;

      (i)   To the best of Seller's knowledge, there are  no
attachments,  executions, assignments  for  the  benefit  of
creditors   or  voluntary  or  involuntary  proceedings   in
bankruptcy pending, or threatened against Seller;

     (j) The copies of all documents and other documents delivered by Seller to Buyer pursuant to this Agreement shall, to Seller's current actual knowledge, be true and complete in all material respects; provided, however, that Seller makes no representation or warranty whatsoever as to the contents or subject matter of any Documents, Information or other items prepared by third parties;

     (k)  The Lease submitted to Buyer;

     (1) is a true and complete copy of the Lease with all exhibits attached;

     (2)  has not been modified, altered or amended; and

     (3) is in full force and effect without any uncured material default by either Landlord or Tenant.

      (l)   Seller  represents and warrants the  transaction
contemplated   herein  does  not  represent   a   fraudulent
conveyance.

All of Seller's representations and warranties shall be true as of the Closing Date and shall survive the Closing for one
(1) year; Buyer may not take any action for breach of such representations and warranties unless it shall have given Seller written notice of such breach in reasonable detail not later than a date that is one (1) year from the Closing Date. Seller shall have thirty (30) days to commence to cure any such breach after receipt of Buyer's timely written notice and so long thereafter is reasonably necessary to complete such cure.

     Section 9. Closing. The closing of the sale of the Property by Seller to Buyer (the "Closing") shall occur upon the later of: (a) on or before the 10th business day after the expiration of the Inspection Period or (b) within ten
(10) business days after the Tenant takes possession of the building and begins paying rent (the "Closing Date"). The parties may elect to close prior to the scheduled Closing Date upon mutual consent. An escrow officer of the Title Company at its office in Syracuse, New York shall close this transaction. Time is of the essence with regard to the
Closing Date. At the Closing, the following, which are mutually concurrent conditions, shall occur;

          (a) Buyer, at its expense, shall deliver or cause to be delivered to Seller the following:

               (1) the Purchase Price in funds available for immediate value in Seller's accounts;

               (2) the Earnest Money shall be delivered to Seller and credited against the Purchase Price;

               (3) an Assignment and Assumption of Lease in the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Buyer;

               (4) evidence satisfactory to Seller and Title
          Company that the person executing the Closing documents on behalf of Buyer has full right, power, and authority to do so; and

               (5) such other documents as may be reasonably requested by the Title Company or Seller in accordance with this Agreement.


           (b) Seller, at its expense, shall deliver or cause to be delivered to Buyer the following:

                (1) An Assignment and Assumption of Lease in
          the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Seller, accompanied by the original Lease and original Amendments thereto, if any;

                (2)  A  New  York statutory form of  general
          warranty deed in the form to be mutually agreed upon by the parties prior to the expiration of the Review Period, fully executed and acknowledged by Seller, conveying to Buyer the Land and Improvements;

               (3) A tenant estoppel certificate in the form as shown on Exhibit B attached hereto, fully executed by Tenant;

               (4) Evidence reasonably satisfactory to Buyer and Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;

               (5) A certificate meeting the requirements of
          Section 1445 of the Internal Revenue Code of 1986, executed and sworn to by Seller;

               (6) such other documents as may be reasonably requested by the Title Company or by Buyer in accordance with this Agreement, or as are customarily executed in New York to effectuate the conveyance of property similar to the Property;

               (7)   Assignment of documents as required  in
paragraph 1 (c) hereof.

           (c) Seller shall pay the following costs of closing: escrow fees, recording costs, and any brokerage fees to third parties engaged by Seller. Each party shall pay one-half of all other closing costs, such as realty transfer tax (deed stamps), and fees to obtain the title insurance commitment and policy premiums; each party shall pay its own attorney's fees. Buyer shall pay the mortgage tax due on any mortgage granted by Buyer at closing, if any.

          (d) Rent due under the Lease shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to the Closing Date and Buyer being charged and credited for all of same on and after the Closing Date; provided, however, that, if the wire payoff to Seller's mortgagee is received later than 1:00pm EST on the day of closing then the Seller, and not Buyer, shall be credited for the Rent paid under the Lease that is attributable to the day of closing. Utility charges and taxes are paid by the Tenant and shall not be prorated at Closing. All prorations made at Closing shall be considered a final settlement between the parties.

      Section 10. Destruction, Damage, or Taking Before Closing. If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof. Buyer may elect to proceed with the Closing (subject to the other provisions of this Agreement and with no reduction in the Purchase Price) by delivering notice thereof to Seller within five
(5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but in such event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards. If, within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Buyer notifies Seller of its intent to terminate this Agreement, or if Buyer gives no notice within such period, then Buyer shall be deemed to have terminated this Agreement pursuant to Section 11(b). For the purposes of this Section 10, damage or a taking shall be considered to be "material" if the value of the portion of the Land or Improvements damaged or taken exceeds an amount equal to twenty five percent (25%) of the Purchase Price, or, in the case of a taking, if the portion of the Land or Improvements taken are such that Tenant has the right to terminate the Lease.

     Section 11.    Termination and Remedies

           (a) If Buyer fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in herein, or if Buyer breaches any covenant or provision of this Agreement, then Seller, as its sole remedy, may terminate this Agreement by notifying Buyer thereof, in which event Title Company shall deliver the Earnest Money, together with all interest thereon, to Seller as LIQUIDATED DAMAGES. In addition to the foregoing, Seller shall also be entitled to recover all reasonable expenses, including reasonable attorney's fees and litigation costs, incurred in connection with obtaining the Earnest Money following a breach hereof by Buyer.

           (b) If Buyer terminates this Agreement pursuant to its rights to do so hereunder and is not in default under this Agreement, then the Earnest Money, together with all interest thereon, shall be returned to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.

          (c) If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason other than Buyer's failure to perform its obligations hereunder, or termination hereof by Buyer in accordance with Section 11(b), then Buyer, as its exclusive remedies therefore, may:
(1) terminate this Agreement by notifying Seller thereof, in which case the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (2) enforce specific performance of the obligations of Seller hereunder.

           (d) The provision for payment of liquidated damages in Section 11(a) has been included because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

           (e) This Agreement shall not be recorded in any public records in the State of New York or the county where the Property is located, and any such recording by or for Buyer shall be a default hereunder.

      Section  12.     Notices.   All  notices  provided  or
permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by reputable overnight courier delivery; or by facsimile copy transmission with printed confirmation of receipt thereof. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery. For purposes of notice, the addresses of the parties shall be as follows:

     If to Seller, to:

          Mr. Joseph P. Kane
          Route 31 & Thompson Road Development, LLC
          C/O Westlake Development, LLC
          Skyline Building, Suite B-1
          753 James Street
          Syracuse, NY  13203
          Phone No.: (315) 471-5462
          Fax No.: (315) 471-6436


     With a copy to:

          Stephen G. Etoll, Esq.
          Shulman, Curtin, Grundner & Regan, PC
          250 S. Clinton Street, Suite 502
          Syracuse, NY  13202
          Phone No.: (315) 424-8944
          Fax No.: (315) 424-8205


     If to Buyer, to:

          AEI Fund Management, Inc.
          30 East 7th Street, Suite 1300
          St. Paul, Minnesota 55102
          Attention:  Barbara Kochevar
          Phone No.:  (651) 227-7333
          Fax No.:  (651) 227-7705

     With a copy to:

          Thomas M. Hart
          Winthrop & Weinstine, P.A.
          Suite 3500
          225 South Sixth Street
          Minneapolis, MN  55402-4629
          Phone No.: 612-604-6624
          Fax: 612-604-6800



Either party hereto may change its address for notice by giving three (3) days' prior written notice thereof to the other party.

     Section 13. Assigns/Beneficiaries. Buyer may assign its rights and obligations under this Agreement to a wholly owned or controlled affiliate or subsidiary of Buyer and at Closing designate such entity to take title to the Property and to all rights conveyed by Seller to Buyer under this Agreement without the written consent of Seller. Except for the assignments provided for in the preceding sentence, Buyer may neither assign its rights under this Agreement nor delegate its duties hereunder without prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion. Should Buyer assign this Agreement or delegate its duties without the prior written consent of Seller, then in addition to all the rights, remedies, and recourses available at law or in equity, Seller may terminate this Agreement and the Title Company shall forthwith deliver the Earnest Money to Seller. Seller may assign all of its right, title and interest in and to this Agreement to any other entity that is directly or indirectly wholly-owned by Seller. Such permitted assignment shall include any assignment that may be deemed to occur by operation of law in connection with any merger or consolidation of Seller entity with and/or into any other entity directly or indirectly wholly-owned by Seller (an "Intragroup Merger"). Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement. Furthermore, Seller may assign this Agreement or any rights hereunder to any corporation that acquires all or substantially all of the assets of Seller. This Agreement is for the sole benefit of Seller and Buyer, and no third party is intended to be a beneficiary of this Agreement.

     Section 14. Commissions. Buyer and Seller represent that neither engaged a broker for this transaction.

      Section 15. Computation of Time. If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday, or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.

      Section 16.    Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State in which the Property is located.

     Section 17. Entire Agreement. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by both parties. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

      Section 18. Rule of Construction; No Waiver. Buyer and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party. No custom or practice which may evolve between the Buyer and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

      Section  19.    No Recording.  Neither this  Agreement
nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.

      Section 20. Attorney's Fees. If a dispute arises between the parties as a result of or in connection with this Agreement, then the prevailing party shall be entitled to a reimbursement of its reasonable costs and expenses, including reasonable attorney's fees, in addition to all other remedies.

      Section 21.    Expiration.  This offer to Purchase  by
Buyer shall expire if not executed by Seller and returned to Buyer on or before August 7 (jpk), 2003.



Executed effective as of the date first set forth above.

                              SELLER:

                              ROUTE 31 & THOMPSON ROAD
                              DEVELOPMENT, LLC
                              A New York limited liability company

                              By: Westlake Holding, Inc., its sole member,
                                  a New York corporation
                              By:  /s/ Joseph K Kane
                              Name:    Joseph P. Kane
                              Title:   President:
                              Date:    8/6/03


                              BUYER:

                              AEI FUND MANAGEMENT, INC.,
                              a Minnesota corporation


                              By: /s/ Robert P Johnson
                              Name:   Robert P. Johnson
                              Title:  President
                              Date:   8/4/03



                          EXHIBIT A

                    LEGAL DESCRIPTION OF LAND


ALL THAT CERTAIN PIECE OR PARCEL OF LAND SITUATE IN THE town Off Cicero, County of Onondaga, State of New York, known and distinguished as part of Military Lot No. 55 in said Town and being more particularly bounded and described as follows:

Beginning at a point on the westerly boundary of Thompson Road (a.k.a. County Route 14) at its intersection with the southerly boundary of New York State Route 31 (a.k.a. Cicero-Bridgeport S.H. No. 9084); thence South 12 deg. 43 min. 44 sec. West along said boundary of Thomposon Road, a distance of 186.88 feet to its intersection with the division line between the lands now or formerly of Group One Development, LLC as described in Book 4740 of Deeds at Page 691 on the North and lands now or formerly of George G & Eileen C Diffin as described in Book 3467 of Deeds at Page 259 on the South; thence North 77 deg. 16 min. 16 sec. West along said division line, a distance of 200.00 feet to a point on the
division   line  between  the  said  lands  of   Group   One
Development, LLC on the Wet and the said lands of Diffin and the lands now or formerly of Edmond Schilling and Horst Seibt as described in Book 2390 of Deeds at Page 505, in part by each, on the East, thence South 12 deg. 43 min. 44 sec. West along said lands of Group One Development, LLC on the North and lands now or formerly of George and Sue Anne Aspinall as described in Book 3747 of Deeds at Page 6, the lands nor or formerly of Raphael WIII and Collen M Stark as described in Book 3575 of Deeds at Page 33, and the lands now or formerly of Ann Larson Henderson as described in Book 3615 of Deeds at Page 13, in part by each, on the South, said line also being the northerly line of the Mystic Woods Subdivision, Section 3 as shown on filed map no. 6729; thence north 77 deg. 11 mi. 50 sec. West along said division line and northerly line of Mystic Woods Subdivision, a distance of 205.35 feet to a point on the division line between the said lands of Group One Development, LLC on the East and the lands now or formerly of Faith Lutheran Church of Cicero, N.Y. as described in Book 2623 of Deeds at Page 1081 on the West; thence North 12 deg. 22 min 40 sec. East along said division line, a distance of 440.80 feet to a point on the said boundary of New York State Route 31; thence South 77 deg. 11 min. 50 sec East along said boundary of New York State Route 31, a distance of 408.05 feet to the point of beginning, Containing 2.950 acres of lands, more or less.

Being the lands conveyed to Group One Development, LLC by NOCO Energy Corp. by deed dated August 7, 2002 and recorded in the Onondaga County Clerk's Office on August 22, 2002 at
Book 4740 of Deeds at Page 691.






       FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


     This First Amendment to Purchase and Sale Agreement is made and entered into effective as of this 2nd day of September, 2003 by and between ROUTE 31 & THOMPSON ROAD DEVELOPMENT, LLC, a New York limited liability company ("Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer").

     WHEREAS,  Seller  and  Buyer  entered  into  a  certain
Purchase and Sale Agreement dated August 6, 2003 (the "Purchase Agreement") pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, certain real estate located at 8379 Thomson Road, Cicero, New York, as more particularly described in the Purchase Agreement (the "Property"); and

     WHEREAS,  pursuant  to  the  Purchase  Agreement,   the
Inspection  Period, as extended, expires at 5  o'clock  p.m.
Central Daylight Time on September 2, 2003; and

     WHEREAS,   the  parties  wish  to  amend  the  Purchase
Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the Recitals, which are hereby made a part hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1.    The  fourth sentence of Section 7 of the Purchase
Agreement shall be deleted and the following shall be substituted in its place and stead:

     Seller  acknowledges  receipt  of  Buyer's   title
     objection  letter dated August 28, 2003  ("Buyer's
     Title Objections").  Seller shall provide to Buyer
     an  updated title insurance commitment within five
     (5)   days  after  the  date  hereof  (the  "Title
     Commitment  Update").   If  the  Title  Commitment
     Update  does  not  address all  of  Buyer's  Title
     Objections  to  the  reasonable  satisfaction   of
     Buyer,  then  Buyer may either (a) terminate  this
     Agreement  in  accordance with  Section  11(b)  by
     written  notice  to Seller within  five  (5)  days
     after  receipt of the Title Commitment  Update  or
     (b)   purchase   the  Property  subject   to   the
     Non-Permitted  Encumbrances (other  than  monetary
     liens that Seller is obligated to remove or insure
     around), and the Non-Permitted Encumbrances (other
     than  liens that Seller is obligated to remove  or
     insure   around)   shall  thereafter   be   deemed
     Permitted Encumbrances.

     2. Section 7 of the Purchase Agreement shall also be amended by adding thereto the following:

     Buyer  may, within five (5) days after receipt  of
     the  As-Built Survey to be delivered by Seller  to
     Buyer  pursuant to Section 5(m) hereof, object  in
     writing  to  matters reflected  on  such  As-Built
     Survey  so  long  as  (i) such objections  are  to
     matters   which  render  title  to  the   Property
     unmarketable,   which   constitute   a    material
     deviation  from  the  Site Plan  attached  to  the
     Lease,  or  which otherwise constitute a violation
     of  applicable  zoning ordinances  and  (ii)  such
     objections,  to the extent not previously  covered
     by Buyer's Title Objections, relate to matters not
     reflected   on  the  Boundary  Survey   heretofore
     delivered  by  Seller to Buyer.  Seller  may,  but
     shall not be obligated to, cure or remove any such
     survey objections made by Buyer in accordance with
     this Section 7.  If Seller does not cause all such
     survey  objections to be removed, cured or insured
     around  to Buyer's reasonable satisfaction  within
     fifteen (15) days after receipt by Seller of  such
     survey  objections,  then  Buyer  may  either  (a)
     terminate   this  Agreement  in  accordance   with
     Section 11(b) by delivering notice to Seller prior to the expiration of such fifteen (15) day period or (b) purchase the Property subject to such survey objections.

     3. The following shall be added as new subsection 9(e) of the Purchase Agreement:

     (e)  Notwithstanding anything contained herein  to
     the  contrary,  in the event that  the  amount  of
     "Rent" (as defined in the Lease) is adjusted after
     the  Closing  pursuant  to Section  9.7.5  of  the
     Lease, the parties shall adjust the Purchase Price
     within  ten (10) days after determination of  such
     final  adjustment of Rent to an amount based  upon
     an  8.15% capitalization rate of the final  annual
     Rent  payable  by  Tenant under the  Lease.   Upon
     determination of the adjusted Purchase Price, the amounts due and owing from either party hereunder shall be paid in full within ten (10) days thereafter.


     4. Notwithstanding assignment of the Lease to Buyer as contemplated by Section 9 of the Purchase Agreement, Seller shall remain liable for the performance of the obligations of Landlord under the Lease with respect to: (i) Landlord's obligations under Sections 9.7.5 and 9.7.11 of the Lease; and (ii) performance under any warranty claims received from
Tenant  with  respect  to  the  Premises  pursuant  to   the
"One-Year Warranty" set forth in Section 9.4 of the Lease. The provisions of this paragraph shall survive Closing of the sale of the Property to Buyer, and the parties agree to confirm such survival in writing at Closing

     5. Except as otherwise expressly amended hereby, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

     6. This First Amendment may be executed in counterparts and by exchange of facsimile signatures, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     7. Any capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Purchase
Agreement.


     IN WITNESS WHEREOF, the Seller and the Buyer have caused their respective duly authorized representatives to execute this First Amendment to Purchase and Sale Agreement effective as of the date and year first above written.

                                   SELLER:

                                   ROUTE 31 & THOMPSON ROAD
                                   DEVELOPMENT, LLC
                                   a New York limited
                                   liability company

                                   By:  Westlake Holding,
                                        Inc., its sole
                                        member, a New York
                                        corporation

                                   By:  /s/ Joseph P Kane
                                   Name:    Joseph P. Kane
                                   Title:   President


                                   BUYER:

                                   AEI FUND MANAGEMENT, INC.,
                                   a Minnesota corporation


                                   By:  /s/ Robert P Johnson
                                   Name:    Robert P. Johnson
                                   Title:   President